COVER SHEET

INCORPORATING SECTION
P.O. BOX 898
FRANCHISE TAX SECTION
P.O. BOX 7040
UNIFORM COMMERCIAL CODE
P.O. Box 793
DOVER, DELAWARE 19903

STATE OF DELAWARE
DEPARTMENT OF STATE
Jeffrey W. Bullock, Secretary
DIVISION OF CORPORATIONS
JOHN G. TOWNSEND BUILDING
DUKE OF YORK STREET
DOVER, DELAWARE 19901

INCOPORATING SECTION
GENERAL INFORMATION
302/739 – 3073
NAME RESERVATION
302/739 – 6900
900/420 -8042
FRANCHISE TAX SECTION
302/739 – 4225
UNIFORM COMMERCIAL CODE
302/739 - 4279

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SR #	**20174862502**	Agent	**8043020**
File #	**5466481**	Date	**06-21-17**
Priority	**2**	Distribution #	**00005976423**

00005976423

User: JFIELD@STATE
Special Ins.
Comments FAX TO 949-271-6301 AND SEND ORIGINALS REG MAIL PER CLIENT
Delivery Method Mail

Attn: SCOTT KLINE

Agent: KLINE LAW GROUP PC
15615 ALTON PKWY., STE 450
IRVINE CA 92618

****

Service Request# 20174862502

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

8043020
KLINE LAW GROUP PC
15615 ALTON PKWY., STE 450
IRVINE, CA 92618

06-21-2017

ATTN: SCOTT KLINE

DESCRIPTION		AMOUNT
5466481 - PROPERTY MANAGEMENT CORPORATION OF AMERICA		
0240S Amendment Stock		
	Amendment Fee	$30.00
	Receiving/Indexing	$115.00
	Surcharge Assessment-Kent County	$6.00
	Page Assessment-Kent County	$27.00
	Data Entry Fee	$5.00
	Court Municipality Fee, Dover	$20.00
	Expedite Fee, Two Hour	$500.00
5466481 - PROPERTY MANAGEMENT CORPORATION OF AMERICA		
8100 Certified Copy - 1 Copies		
	Certification Fee	$50.00
	TOTAL CHARGES	$753.00
	TOTAL PAYMENTS	$753.00
	BALANCE	$0.00

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PROPERTY MANAGEMENT CORPORATION OF AMERICA", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JUNE, A.D. 2017, AT 9:13 O`CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5466481 8100
SR# 20174862502

Authentication: 202748281
Date: 06-21-17

State of Delaware - Division of Corporations

DOCUMENT FILING SHEET - Fax# 302/739-3812

Priority 1 (One hr)	Priority 2 (Two Hr.)	Priority 3 (Same Day)	Priority 4 (24 Hour)	Priority 7 (Reg. Work)
	✓			

SUBMITTER'S INFORMATION

Company/Firm or Individual's Name: Kline Law Group PC
Return Address: 15615 Alton Pkwy, Ste. 450
City – State - Zip: Irvine, CA 92618
Attention: Scott Kline
Phone#: 949,271.6355 Fax#:
E-mail address: scott@klinelg.com
Account Number:

DO NOT WRITE IN THIS SPACE

EACH REQUEST MUST BE SUBMITTED AS A SEPARATE ITEM WITH THIS FILING SHEET AS THE FIRST PAGE OF EACH SUBMISSION.

DOCUMENT FILING REQUEST INFORMATION

Name of Company/Entity: Property Management Corporation of America
File Number: 5466481 Reservation Number:
Type of Document: Certificate of Amendment of Certificate of Incorporation
Check if document is:
Changing Name: X Changing Registered Agent: Changing Stock: X

OTHER DOCUMENT FILING INFORMATION

# of Certified Copies returned: 1
Other requests:
Check #: Total $ enclosed: $703

METHOD OF RETURN

___ Messenger/Pick up
___ Express Service Delivery Select Express Type
Acct#: X
___ Regular Mail
X Other: Facsimile 949.271.6301

~~Fax or e-mail is not available.~~

CREDIT CARD INFORMATION Master Card
(Visa, MasterCard, American Express & Discover Card Only)

5572 - 8160 - 2671 - 2337

Expiration Date - 09 / 2021 Sec. Code 760

COMMENTS/FILING INSTRUCTIONS

Please send original to me by regular mail and fax a copy to 949.271.6301.

The credit card is authorized hereby for a charge of $703.

Thanks

INSTRUCTIONS

1. Visit corp.delaware.gov/cvrmemo.shtml for complete instructions on how to properly complete this memo.
2. Fully shade in the required Priority Square using a dark pencil or marker, staying within the square.

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:13 AM 06/21/2017
FILED 09:13 AM 06/21/2017
SR 20174862502 - File Number 5466481

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Property Management Corporation of America resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

"FIRST: The name of the corporation is: FingerMotion, Inc. (the "Corporation")."

RESOLVED, that the Certificate of Incorporation of this corporation be amended in part by changing the first paragraph of the Article thereof numbered "FOURTH" so that, as amended, the first paragraph of said Article shall be and read as follows:

"FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 201,000,000, of which 200,000,000 shares shall be Common Stock, having a par value of $0.0001 per share (the **"Common Stock"**), and 1,000,000 shares shall be Preferred Stock, having a par value of $0.0001 per share (the **"Preferred Stock"**).

Effective as of May 15, 2017, each four (4) shares of the issued and outstanding Common Stock of the Corporation shall be reversed split into one (1) share of Common Stock of the Corporation. This reverse split shall effect only issued and outstanding shares. Each record and beneficial holder who would receive a fractional share as a result of the reverse split shall receive, in lieu thereof, a whole share."

RESOLVED, that the powers, preferences and rights of the shares of Preferred Stock and the shares of Common Stock, and the qualifications, limitations or restrictions thereof as set forth in Paragraph A of the Article thereof numbered "FOURTH" of the Certificate of Incorporation remain unchanged.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 20th day of June, 2017.

By: ______________________

Name: H'Sien Loong Wong

Authorized Officer

Title: Chief Executive Officer

TRAILER SHEET

INCORPORATING SECTION
P.O. BOX 898
FRANCHISE TAX SECTION
P.O. BOX 7040
UNIFORM COMMERCIAL CODE
P.O. Box 793
DOVER, DELAWARE 19903

STATE OF DELAWARE
DEPARTMENT OF STATE
Jeffrey W. Bullock, Secretary
DIVISION OF CORPORATIONS
JOHN G. TOWNSEND BUILDING
DUKE OF YORK STREET
DOVER, DELAWARE 19901

INCOPORATING SECTION
GENERAL INFORMATION
302/739 – 3073
NAME RESERVATION
302/739 – 6900
900/420 -8042
FRANCHISE TAX SECTION
302/739 – 4225
UNIFORM COMMERCIAL CODE
302/739 - 4279

****

SR #	**20174862502**	Agent	**8043020**
File #	**5466481**	Date	**06-21-17**
Priority	**2**	Distribution #	**00005976423**

Attn: SCOTT KLINE

Agent: KLINE LAW GROUP PC
15615 ALTON PKWY., STE 450
IRVINE CA 92618

****